Exhibit 23.5

December 17th, 2025

To:	Token Cat Limited (the “Company”)
9F, Ruihai Building, No. 21 Yangfangdian Road
Haidian District, Beijing 100038
People’s Republic of China

Ladies and Gentlemen,

We hereby consent to the reference of our name under the heading “Prospectus Summary”, “Risk Factors” and “Enforceability of Civil Liabilities” in the Company’s prospectus on Form F-3 (the “Prospectus”) and Form F-3/A (the “Amended Prospectus”) which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of December 2025. We also consent to the filing of this consent letter with the SEC as an exhibit to the Prospectus, as amended.

In giving such consent, we do not thereby admit that we fall within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

[The following is the signature page.]

Yours faithfully,

/s/ Beijing Guohuan Law Firm

Beijing Guohuan Law Firm

Signature Page to the Consent of Beijing Guohuan Law Firm

Token Cat Ltd. Form F-3 & F-3/A